Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

of Mellon Financial Corporation:

We consent to incorporation by reference in:

■	Registration Statement Nos. 33-34430 (Form S-8), 33-41796 (Form S-8), 33-65824 (Form S-8), 33-65826 (Form S-8), 333-16743 (Form S-8), 333-38213 (Form S-3), 333-65275 (Form S-8), 333-75601 (Form S-8), 333-87961 (Form S-8), 333-54050 (Form S-8), 333-54054 (Form S-8), 333-60460 (Form S-8), 333-60464 (Form S-8), 333-105695 (Form S-8), 333-107400 (Form S-3), 333-108697 (Form S-3), 333-109193 (Form S-8), 333-130888 (Form S-8), and 333-132064 (Form S-8) of Mellon Financial Corporation;

■	Registration Statement No. 333-107400-01 (Form S-3) of Mellon Funding Corporation;

■	Registration Statement No. 333-107400-02 (Form S-3) of Mellon Capital V;

■	Registration Statement No. 333-107400-03 (Form S-3) of Mellon Capital IV; and

■	Registration Statement No. 333-107400-04 (Form S-3) of Mellon Capital III

of our reports dated February 23, 2006 with respect to the consolidated balance sheets of Mellon Financial Corporation and its subsidiaries as of December 31, 2005 and 2004 and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports are incorporated by reference in the December 31, 2005 Annual Report on Form 10-K of Mellon Financial Corporation.

/s/ KPMG LLP

Pittsburgh, Pennsylvania

March 3, 2006